SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





     Date of Report (Date of earliest event reported):  December 30, 1995




                             TRINOVA CORPORATION
            (Exact name of registrant as specified in its charter)





            Ohio                        1-924                   34-4288310
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)




                    3000 Strayer, Maumee, Ohio            43537
             (Address of principal executive offices)   (Zip Code)




Registrant's telephone number, including area code:  (419) 867-2200



            This document, including exhibits, contains 109 pages.

                      The cover page consists of 1 page.

                    The Exhibit Index is located at page 4.

TRINOVA CORPORATION


Item 2.  Acquisition of Assets

     Effective December 30, 1995, TRINOVA Corporation (TRINOVA), and its wholly-owned subsidiaries Vickers E.S.D., Inc. ("Vickers") and TRINOVA Limited, acquired substantially all of the assets and certain liabilities of the Electronic Systems Division ("ESD") of Cincinnati Milacron Inc. ("Cincinnati Milacron") and its wholly-owned subsidiary Cincinnati Milacron U.K. Limited. ESD has facilities in South Lebanon, Ohio and Biggleswade, England. The definitive agreements include an Asset Purchase Agreement between Cincinnati Milacron and TRINOVA (the U.S. Asset Purchase Agreement), and an Asset Purchase Agreement between Cincinnati Milacron U.K. Limited and TRINOVA Limited (the U.K. Asset Purchase Agreement), copies of which are filed herewith as Exhibits (2)-1 and (2)-2, respectively, and reference is made thereto for complete terms and conditions of such agreements. Cincinnati Milacron and TRINOVA and Vickers also entered into a supply agreement under which Vickers will supply electronic controls to Cincinnati Milacron for seven years.

     The total purchase price for the net assets of ESD was approximately $105 million ($95,225,000 under the U.S. Asset Purchase Agreement and [British Pound] 6,850,000 under the U.K. Asset Purchase Agreement) in cash, subject to a post-closing adjustment based on the value of the net assets of ESD at December 30, 1995, as determined by audit. The source of funds used by TRINOVA for payment of the purchase price was short-term borrowings. The acquisition will be accounted for as a purchase.

     ESD designs and manufactures open architecture computer controls, software and drives for plastics machinery and machine tools. TRINOVA intends to continue to conduct the ESD business as formerly conducted by Cincinnati Milacron, except that it intends to expand such business to serve additional markets and customers, including Vickers and Vickers' other machine tool, plastic processing equipment and OEM customers. Darryl F. Allen, Chairman of the Board, President and Chief Executive Officer of TRINOVA, is a director of Cincinnati Milacron, Inc.


Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. It is impracticable to provide the required financial statements for the acquired business at the time this report on Form 8-K is filed. The registrant will file an amendment to this Form 8-K containing the financial statement information as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

(b) Pro Forma Financial Information. It is impracticable to provide the pro forma financial statement information at the time this report on Form 8-K is filed. The registrant will file an amendment to this Form 8-K containing the pro forma financial statement information as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

(c)  Exhibits.  The following exhibits are filed as part of this report:




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

          (2)-1 Asset Purchase Agreement, dated as of December 15, 1995, between Cincinnati Milacron Inc. and TRINOVA Corporation (Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the Asset Purchase Agreement. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Commission upon request.)

          (2)-2 Asset Purchase Agreement, dated December 15, 1995, between Cincinnati Milacron U.K. Limited and TRINOVA Limited (Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the Asset Purchase Agreement. the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Commission upon request.)


                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     TRINOVA CORPORATION


                                     By:  /S/ DAVID M. RISLEY
                                          David M. Risley
                                          Vice President - Finance and
                                          Chief Financial Officer


Date:  January 16, 1996



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

EXHIBIT INDEX


Exhibit No.                                                     Page No.


 (2)-1      Asset Purchase Agreement, dated as of December 15,      5
            1995, between Cincinnati Milacron Inc. and TRINOVA
            Corporation  (Schedules and exhibits to the Asset
            Purchase Agreement have been omitted pursuant to
            Item 6.01(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the Asset
            Purchase Agreement. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Commission upon request.)

  (2)-2     Asset Purchase Agreement, dated December 15, 1995,       53
            between Cincinnati Milacron U.K. Limited and
            TRINOVA Limited (Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the Asset
            Purchase Agreement. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Commission upon request.)




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